UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2014

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Subscription and Investment Agreement

On December 23, 2014, Sorrento Therapeutics, Inc. (the “Company”) and Conkwest, Inc. (“Conkwest”) entered into a First Amendment to Subscription and Investment Agreement (the “Amended Subscription Agreement”), pursuant to which Conkwest issued and sold to the Company $2 million of Class A Common Stock, as the third tranche of a series of investments in Conkwest Class A Common Stock contemplated by the Subscription and Investment Agreement, dated December 16, 2014 between the Company and Conkwest. The first two tranches of investments, aggregating $8 million, occurred on December 16, 2014 and on December 18, 2014, respectively, the latter of which coincided with the execution of the Joint Development and License Agreement between the Company and Conkwest. In addition, pursuant to the Amended Subscription Agreement Conkwest shall use its commercially reasonable efforts to appoint Henry Ji, Ph.D., the Company’s CEO, to its Board of Directors. For so long as the Company owns more than 250,000 shares of Conkwest Class A Common Stock, the Company shall have the right to designate a director-nominee for election to the Board of Conkwest.

Stockholders’ Agreement

On December 23, 2014, the Company, Conkwest, Cambridge Equities, LP (“Cambridge”) and the persons listed on Schedule A thereto (collectively, the “Stockholders”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) pursuant to which the Stockholders agreed to, among other things, vote in favor of (i) a Cambridge designee for election to the Conkwest Board of Directors and to serve as Co-Chairman, (ii) a Company designee for election to the Conkwest Board of Directors and (iii) each other director nominee that is not a Cambridge designee or Sorrento designee recommended by at least a majority of the directors comprising the entire Board of Directors of Conkwest for election as directors of Conkwest. The obligation of the Stockholders to so vote will terminate automatically upon the earlier of (i) upon the consummation of an initial public offering of Conkwest and (ii) (A) with respect to the Cambridge designee, at such time as Cambridge shall no longer have the right to make such nomination pursuant to a subscription and investment agreement between Cambridge and Conkwest (or shall earlier agree to relinquish such right), and (B) with respect to the Company nominee, at such time the Company shall no longer have the right to make such nomination pursuant to the Amended Subscription Agreement (or shall earlier agree to relinquish such right).

The foregoing descriptions of the Amended Subscription Agreement and the Stockholders’ Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Subscription Agreement and the Stockholders’ Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On December 23, 2014, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of First Amendment to Subscription and Investment Agreement, dated as of December 23, 2014, by and between Conkwest, Inc. and Sorrento Therapeutics, Inc.

10.2	Form of Stockholders’ Agreement, dated as of December 23, 2014, by and among Conkwest, Inc., Sorrento Therapeutics, Inc., Cambridge Equities, LP and the persons listed on Schedule A thereto.

99.1	Joint press release dated December 24, 2014 from Sorrento Therapeutics, Inc., Conkwest, Inc. and NantWorks, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: December 29, 2014	By:	/s/ Henry Ji
Name: Henry Ji
Title: President & Chief Executive Officer